Exhibit 10.82

AGREEMENT REGARDING GRANT FUNDS

This AGREEMENT REGARDING GRANT FUNDS is entered into as of this 17th day of May, 2010 (the “Effective Date”), by and among OP Property Management, LLC, a Delaware limited liability company (“Manager”), University Plaza Associates, a Pennsylvania limited partnership (“University Plaza”), CCIP Sterling, L.P., a Pennsylvania limited partnership (“CCIP Sterling”) and AIMCO Chestnut Hall Limited Partnership, a Delaware limited partnership (“Chestnut Hall,” and together with CCIP Sterling and University Plaza, the “Partnerships”).   The Partnerships and Manager are sometimes referred to individually herein as a “Party,” and collectively as the “Parties.”

RECITALS

WHEREAS, (1) University Plaza is the owner of the property known as University Square, (2) CCIP Sterling is the owner of the property known as The Sterling; and (3) Chestnut Hall is the owner of the property known as Chestnut Hall (each of the properties is referred to individually herein as a “Property,” and collectively as the “Properties”); and

WHEREAS, each of the Properties is located in Philadelphia, Pennsylvania; and

WHEREAS, Manager is the management company for each of the Properties; and

WHEREAS, each of the Partnerships desires to obtain a grant in the maximum amount of $1,087,500 from the Pennsylvania Department of Environmental Protection, Office of Energy and Technology Development (“DEP”) to assist in funding the installation of co-generation plants at each of the Properties (the “Grant”); and

WHEREAS, for purposes of meeting minimum dollar thresholds for the Grant and to reduce paperwork, DEP has requested that the Grant be structured so there is a single grantee to whom DEP will disburse the proceeds of the Grant (the “Grant Funds”), which grantee will then disburse the Grant Funds to the Partnerships; and

WHEREAS, Manager has agreed to enter into the grant agreement, including all attachments thereto, and all related documentation necessary for DEP to make the Grant (collectively, the “Grant Agreement”), and to disburse the Grant Funds to the Partnerships, and the Partnerships have agreed to the Manager entering into the Grant Agreement and disbursing the Grant Funds to the Partnerships, all on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.         Manager to Receive Grant Funds.  For purposes of administrative convenience only, Manager shall enter into the Grant Agreement and receive the Grant Funds in accordance with the terms of the Grant Agreement.  The Partnerships acknowledge and agree that Manager will enter into the Grant Agreement and be the “grantee” thereunder and will be the initial recipient of the Grant Funds on the terms provided in the Grant Agreement.

2.         Disbursement of Grant Funds to Partnerships.  The total dollar amounts of the Grant Funds that are anticipated to be disbursed to each of the Partnerships pursuant to the Grant Agreement are set forth on Exhibit A attached hereto.  Each Partnership agrees to comply with the invoicing and payment provisions of Attachment E (Special Requirements/Special Conditions) to the Grant Agreement by providing invoices and all other necessary documentation to Manager, who shall provide it to DEP as required under the Grant Agreement.  Upon receipt of any Grant Funds pursuant to the Grant Agreement, Manager shall promptly disburse the Grant Funds to the applicable Partnership(s).

3.         Compliance with Grant Agreement.  Each Partnership agrees to comply with all of the terms and conditions of the Grant Agreement with respect to its respective Property, including, without limitation, the invoicing and payment provisions referenced in paragraph 2 above, and the reporting requirements set forth in Attachment E (Special Requirements/Special Conditions) to the Grant Agreement.

4.         Indemnification.  Each Partnership, severally and not jointly, shall indemnify and hold Manager harmless from any claims by the Commonwealth arising from, related to or in connection with the Grant, including, without limitation, claims made pursuant to paragraphs 9 and 15 of Attachment C (Department of Environmental Protection General Conditions) to the Grant Agreement .

5.         No Partnership or Joint Venture. The Parties acknowledge that Manager is entering into the Grant Agreement and receiving the Grant Funds and the Parties are entering into this Agreement for the disbursement of those Grant Funds solely as matter of convenience for obtaining and administering the Grant, and nothing herein shall be deemed to create a partnership or joint venture or any similar relationship between or among any of the Parties

6.         Term of Agreement.  This Agreement shall commence on the Effective Date and shall terminate on the date the Grant Agreement terminates as provided in paragraph 2 of the Grant Agreement.

7.         Entire Agreement; Amendments.  This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior oral and written understandings, arrangements and agreements between the Parties relating thereto.  No provision of this Agreement may be amended, modified or waived except by a written agreement executed by the Parties expressly so amending, modifying or waiving such provision.

8.         Governing Law.  This Agreement will be governed by the laws of the Commonwealth of Pennsylvania, without reference to its choice of law rules.

9.         Counterparts; Telecopied/PDF Signatures.  This Agreement may be executed in any number of counterparts with the same effect as if the Parties had signed the same document.  All counterparts shall be construed together and shall constitute one and the same Agreement.  Signatures may be exchanged by telecopy or by PDF e-mail transmission, with original signatures to be promptly exchanged.  Each Party agrees to be bound by its own telecopied or e-mailed signature and to accept the telecopied or e-mailed signature of the other Party.

[Signatures appear on following pages]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

OP PROPERTY MANAGEMENT, LLC a Delaware limited liability company By: /s/Daniel S. Matula Name: Daniel S. Matula Title: SVP Development

UNIVERSITY PLAZA ASSOCIATES, a Pennsylvania limited partnership

By:      THE NATIONAL HOUSING PARTNERSHIP, a District of Columbia limited partnership, its general partner

By:          NATIONAL CORPORATION FOR HOUSING PARTNERSHIPS, a District of Columbia corporation, its general partner

                        By:  /s/Daniel S. Matula

Name:  Daniel S. Matula

Title:  SVP Development

CCIP STERLING, L.P., a Pennsylvania limited partnership

By:      CCIP STERLING, L.L.C., a Delaware limited liability company, its general partner

By:          CONSOLIDATED CAPITAL INSTITUTIONAL PROPERTIES, LP, a Delaware limited partnership, its sole member

By:  CONCAP EQUITIES, INC., a Delaware corporation, its general partner

                        By:  /s/Daniel S. Matula

Name:  Daniel S. Matula

Title:  SVP Development

AIMCO CHESTNUT HALL LIMITED PARTNERSHIP, a Delaware limited partnership

By:      AIMCO Chestnut Hall GP, LLC, a Delaware limited liability company, its general partner

By:      AIMCO Properties, L.P., a Delaware limited partnership, its sole member

By:      AIMCO-GP, INC., a Delaware corporation, its general partner

By:  /s/Daniel S. Matula

Name:  Daniel S. Matula

Title:  SVP Development

EXHIBIT A

Partnership	Total Grant Funds
University Plaza Associates	$294,750.00
CCIP Sterling, L.P.	$498,000.00
AIMCO Chestnut Hall Limited Partnership	$294,750.00